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                                                                 Exhibit 23.02


             Consent of Independent Certified Public Accountants
                              Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1996, except for the first paragraph of Note 13 as to which the date is March 21, 1996, and the second, third and fourth paragraphs of Note 13 as to which the date is April 12, 1996, with respect to the financial statements of AVTEAM, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and our report dated January 30, 1996, with respect to the statements of operations and cash flows of Turbine Engine Sales Group, Inc. for the year ended December 31, 1993 and the period from January 1, 1994 through July 21, 1994, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-04426) and related Prospectus of AVTEAM, Inc. for the registration of 3,450,000 shares of its common stock.


                                                  /s/ ERNST & YOUNG LLP


Miami, Florida
July 8, 1996